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                                                                     EXHIBIT 1.1


                      HORNBECK-LEEVAC MARINE SERVICES, INC.

                   $175,000,000 10 5/8% SENIOR NOTES DUE 2008

                               PURCHASE AGREEMENT


                                                                   July 19, 2001


RBC DOMINION SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED
c/o RBC Dominion Securities Corporation
One Liberty Plaza
New York, New York 10016

Ladies and Gentlemen:

         HORNBECK-LEEVAC Marine Services, Inc., a Delaware corporation (the "Company"), and the undersigned subsidiaries of the Company (the "Guarantors"), hereby confirm their agreement with you (the "Initial Purchasers") as set forth below.

         1. The Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company shall issue and sell to the Initial Purchasers an aggregate of $175,000,000 principal amount of its 10 5/8% Series A Senior Notes due 2008 (the "Senior Notes"). The Senior Notes are to be issued under an indenture (the "Indenture") to be dated as of the Closing Date (as defined in Section 3 below) by and among the Company, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). The Guarantors will guarantee the Senior Notes on a senior unsecured basis (the "Guarantees"). The Senior Notes and the Guarantees are sometimes referred to herein collectively as the "Securities."

         The Securities are being offered and sold to the Initial Purchasers without being registered under the United States Securities Act of 1933, as amended (the "Act") in reliance on exemptions therefrom.

         In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated July 2, 2001 (the "Preliminary Memorandum"), and a final offering memorandum dated the date hereof (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum"), setting forth or including, among other things, a description of the terms of the Securities, the terms of the offering of the Securities and a description of the business of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.



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         The Initial Purchasers and their direct and indirect transferees of the
Securities will be entitled to the benefits of a Registration Rights Agreement to be dated as of the Closing Date (the "Registration Rights Agreement"), pursuant to which the Company and the Guarantors shall agree, among other things, to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to $175,000,000 principal amount of 10 5/8% Series B Senior Notes due 2008 of the Company (the "Exchange Notes") to be guaranteed by the Guarantors on a senior unsecured basis and offered in exchange (the "Exchange Offer") for the Senior Notes, and (ii) as and to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements"), relating to the resale by certain holders of the Senior Notes, and to use their reasonable best efforts to cause such Registration Statements to be declared effective. This Purchase Agreement (this "Agreement"), the Securities, the Exchange Notes, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents."

         2. Representations and Warranties. The Company and the Guarantors jointly and severally represent and warrant to and agree with the Initial Purchasers that:

         (a) As of its date, the Preliminary Memorandum did not, and on the date of this Agreement and on the Closing Date, the Final Memorandum does not and will not, and any amendment or supplement thereto will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers finished to the Company in writing by any of the Initial Purchasers expressly for use in the Final Memorandum or any amendment or supplement thereto.

         (b) The Company has the authorized, issued and outstanding equity capitalization as set forth in the Final Memorandum; each subsidiary, direct or indirect, of the Company is listed on Exhibit A hereto (each, a "Subsidiary" and collectively, the "Subsidiaries"); all of the outstanding shares of capital stock of the Company, and all of the outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries, have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights; except as set forth on Exhibit A hereto, all of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary are owned by the Company, directly or indirectly through one or more other Subsidiaries, free and clear of all liens, encumbrances, other adverse claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting, except as described in the Final Memorandum; and except as set forth in the Final Memorandum, there are no outstanding (i) options, warrants or other rights to purchase, (ii) agreements or other obligations of the Company to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or other equity interests in the Company or any of its Subsidiaries. Except for the Subsidiaries, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any shares of capital stock or any other equity securities or has any equity interest in any firm, partnership, joint venture or other entity.



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         (c) Each of the Company and its Subsidiaries is duly incorporated (or otherwise organized), validly existing and in good standing, as applicable, under the laws of its jurisdiction of organization, with all requisite corporate or similar power and authority to own its properties and to conduct its business as now conducted and as described in the Final Memorandum; each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation, limited partnership or limited liability company (as the case may be) in good standing, as applicable, in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

         (d) Each of the Company and the Guarantors has all requisite corporate or similar power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the power and authority to issue, sell and deliver the Securities as contemplated by this Agreement.

         (e) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors and is the legally valid and binding agreement of each of the Company and the Guarantors, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and except that rights to indemnification and contribution thereunder may be, limited by federal or state securities laws or public policy relating thereto.

         (f) The Senior Notes and the Guarantees have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company and the Guarantors, respectively, pursuant to this Agreement and, when each global certificate representing the Senior Notes has been issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, the Senior Notes and the Guarantees will be the legally valid and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (g) The Exchange Notes and the related guarantees have been duly and validly authorized for issuance by the Company and the Guarantors, respectively, and, when the global certificate representing the Exchange Notes has been issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes and the related guarantees will be the legally valid and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.



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         (h) The Indenture has been duly and validly authorized by the Company and the Guarantors and, when duly executed and delivered by them (assuming the due authorization, execution and delivery thereof by the Trustee), will be the legally valid and binding agreement of each of the Company and the Guarantors, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (i) The Registration Rights Agreement has been duly and validly authorized by the Company and the Guarantors and, when duly executed and delivered by them (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will be the legally valid and binding agreement of each of the Company and the Guarantors, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

         (j) Upon payment of outstanding bank indebtedness, which will be accomplished on the Closing Date, no consent, waiver, approval, authorization or order of or filing, registration, qualification, license or permit of or with any court or governmental agency or body, or third party is required for the issuance and sale by the Company and the Guarantors of the Securities to the Initial Purchasers or the consummation by the Company and the Guarantors of each of the other transactions contemplated hereby or by any of the other Operative Documents, except, in each case, such as have been or, prior to the Closing Date, will be obtained, and other than such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchasers and the receipt by the Company and the Guarantors of an order from the Commission declaring the Exchange Offer Registration Statement and/or the Shelf Registration Statement effective. Neither the Company nor any of its Subsidiaries is (A) in violation of its charter or bylaws (or similar organizational document), (B) in breach or violation of any statute (including, without limitation, the Foreign Corrupt Practices Act), judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would be likely not to, individually or in the aggregate, have a Material Adverse Effect, or (C) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

         (k) The execution, delivery and performance by the Company and the Guarantors of this Agreement and each of the other Operative Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers and the issuance of the Exchange Notes in the Exchange Offer), do not and will not violate, conflict with or constitute or result in a breach of or a default under (or constitute an event which with notice or passage of time or both would constitute a default under)



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or cause an acceleration of any obligation under, or (except for the transactions contemplated hereby) result in the imposition or creation of (or the obligation to create or impose) any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), on any properties or assets of either the Company or any Subsidiary with respect to (A) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (B) the charter or bylaws (or similar organizational document) of the Company or any of its Subsidiaries, or (C) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in
Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

         (l) Arthur Andersen LLP, who are reporting on the audited financial statements of both the Company and the Spentonbush/Red Star Group included in each Memorandum, are independent public accountants within the meaning of Regulation S-X under the Act and the rules and regulations promulgated thereunder. The audited financial statements of the Company and the Spentonbush/Red Star Group and related notes thereto included in the Final Memorandum present fairly in all material respects the consolidated financial position of the Company and the Spentonbush/Red Star Group, respectively, as of the dates indicated, and the consolidated results of their operations and cash flows for the periods specified, in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied throughout such periods, except as otherwise stated therein. The summary and selected historical financial and statistical data included in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements of the Company included therein, except as stated therein.

         (m) Except as disclosed in the Final Memorandum, there is not pending or, to the knowledge of the Company or any of the Guarantors, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its Subsidiaries is a party, or to which the property or assets of the Company or any of its Subsidiaries is subject, before or brought by any court, arbitrator or governmental agency or body which (A) if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, (B) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum, or (C) would be required to be described in a prospectus pursuant to the Act; and there are no material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

         (n) Each of the Company and its Subsidiaries owns or possesses adequate licenses or other rights to use all trademarks, service marks, trade names and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Final Memorandum, and neither the Company nor any of its Subsidiaries has received any notice of conflict with (or knows of any such conflict with) asserted rights of others with respect to any trademarks, service marks, trade names or know-how which, if such assertion of conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.



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         (o) Each of the Company and its Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, the American Bureau of Shipping and all courts and other tribunals, including without limitation under any applicable Environmental Laws (as defined below), currently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where the failure to perform such obligations or the occurrence of such event would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

         (p) Since the respective dates as to which information is given in the Final Memorandum, except as described therein and except for the transactions contemplated hereby, neither the Company nor any Subsidiary has incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business), that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions or contracts (written or oral) not in the ordinary course of business that are material to the business, condition (financial or other) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole; there has not been any adverse change in the capital stock or long-term indebtedness of the Company or any Subsidiary that is material to the business, condition (financial or other) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole; and neither the Company nor any of its Subsidiaries has purchased any of its outstanding capital stock (other than with respect to any Subsidiary, the purchase of capital stock owned by the Company).

         (q) Each of the Company and its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns or has timely requested extensions thereof and has paid all taxes shown as due thereon or made adequate reserve or provision therefor; and other than tax deficiencies which the Company or any Subsidiary of the Company is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any Subsidiary of the Company that would, individually or in the aggregate, have a Material Adverse Effect.

         (r) To the Company's knowledge, the statistical and market-related data included in the Final Memorandum are based on or derived from sources which are reliable and accurate.

         (s) Except as described in the Final Memorandum, each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all barges, tugs and other vessels (collectively, "Vessels") and other personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it, free and clear of all liens, charges, encumbrances or restrictions with such exceptions as are either described in the



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Final Memorandum or are not material and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries.

         (t) Except as described in the Final Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect (A) each of the Company and its Subsidiaries is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) each of the Company and its Subsidiaries has made all filings and provided all notices required under any applicable Environmental Laws, and has, and is in compliance with, all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company and the Guarantors, threatened against the Company or its Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of its Subsidiaries, (E) neither the Company nor any of its Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (F) no property or facility of the Company or any of its Subsidiaries is (i) listed or, to the knowledge of the Company and the Guarantors, proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority and (G) each Vessel complies with the Federal Water Pollution Control Act, as amended, and has secured and carries on board a current U.S. Coast Guard Certificate of Financial Responsibility (Water Pollution).

         For purposes of this Agreement, "Environmental Laws" means the common law, all federal treaties and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, sea water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

         (u) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of its Subsidiaries which is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Subsidiary is a party to or has any obligation under any collective bargaining agreement or other labor union contract, white paper or side agreement with any labor union or organization. Except as described in the Final Memorandum, to the knowledge of the Company and the Guarantors, no collective bargaining organizing activities are taking place with respect to the Company or any of its Subsidiaries. The Company has a policy on drug and alcohol abuse applicable to each of the Vessels that meets or exceeds the standards contained in the current edition of the Oil Companies International Marine Forum Guidelines for the Control of Drugs and Alcohol Onboard Ship.



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         (v) Each of the Company or its Subsidiaries carries insurance in such amounts and covering such risks as in its determination is adequate for the conduct of its business or the value of its properties.

         (w) None of the Company or its Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing, 401(k) plan or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant, except for such liabilities which would not, individually or in the aggregate, have a Material Adverse Effect. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

         (x) The Company is not, and after giving effect to the offering and sale of the Senior Notes will not be, an "investment company," as such term is defined in, and that is or is required to be registered under Section 8 of, the Investment Company Act of 1940, as amended.

         (y) The Securities, the Exchange Notes, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Final Memorandum.

         (z) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the Registration Statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

         (aa) Neither the Company, any of its affiliates (as defined in Rule 501 under the Act) nor any person acting on its behalf (excluding the Initial Purchasers as to which no representation or warranty is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than the Initial Purchasers) have complied with and will implement the "offering restriction" within the meaning of Rule 902 under the Act.

         (bb) Except as disclosed in the Final Memorandum, within the six months preceding the date hereof, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Initial Purchasers hereunder; and the Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act.



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         (cc) When the Securities are issued and delivered pursuant to this
Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as any other securities of the Company or any Subsidiary of the Company that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended ("Exchange Act") or that are quoted in a United States automated inter-dealer quotation system.

         (dd) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA").

         (ee) The Company and each of its Subsidiaries is a "citizen of the United States" within the meaning of that term under Section 2 of the Shipping Act of 1916, as amended.

         (ff) The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Company does not have unreasonably small capital.

         (gg) Neither the Company, any of its Subsidiaries, nor any of its officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         Any certificate signed by any officer of the Company or any of the Guarantors and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company and the Guarantors to the Initial Purchasers as to the matters covered thereby.

         3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser severally agrees to purchase from the Company, that principal amount of Senior Notes as is set forth opposite such Initial Purchaser's name on Schedule I hereto at 95.193% of their principal amount, plus accrued and unpaid interest thereon, if any, from July 24, 2001. One or more certificates in definitive global form for the Securities that the Initial Purchasers have agreed to purchase hereunder, with Securities to be sold pursuant to Rule 144A under the Act to be represented by a different global certificate than the global certificate representing any Securities to be sold pursuant to Regulation S under the Act, shall be delivered by or on behalf of the Company to the Initial Purchasers through the facilities of The Depository Trust Company ("DTC") against payment by or on behalf of the Initial Purchasers of the purchase price therefor in United States dollars, by



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wire transfer (immediately available funds) to such bank account or accounts in the United States as the Company shall specify prior to the Closing Date. Such delivery of and payment for the Securities shall be made at 10:00 a.m., New York time, on July 24, 2001, at Winstead Sechrest & Minick P.C., 910 Travis, Suite 2400, Houston, Texas 77002, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The global Securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with the Trustee as custodian for DTC, and registered in the name of Cede & Co.

         4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

         5. Covenants of the Company. The Company covenants and agrees with the Initial Purchasers that:

         (a) The Company shall not make any amendment or supplement to the Final Memorandum of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent. The Company shall promptly, upon the reasonable request of the Initial Purchasers, make any amendments or supplements to the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

         (b) The Company shall cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may reasonably designate and shall continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

         (c) If, at any time prior to the earlier of (1) consummation of the exchange offer and (2) completion of the initial resale by the Initial Purchasers of the Securities to persons other than affiliates of the Initial Purchasers (as determined by the Initial Purchasers), any event occurs as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Memorandum in order that the Final Memorandum does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or to comply with applicable law, the Company will promptly prepare an amendment or supplement to the Final Memorandum (in form and substance reasonably satisfactory to counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or to effect such compliance with applicable law.

         (d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

         (e) The Company will apply the net proceeds from this offering as set forth under "Use of Proceeds" in the Final Memorandum.

         (f) For so long as any of the Securities remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Senior Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Securities and Exchange Commission (the "Commission") or any U.S. national securities exchange on which any class of securities of the Company may be listed.

         (g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, if at all, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

         (h) Neither the Company nor any of its affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

         (i) Neither the Company, any of its affiliates (as defined in Rule 501 under the Act) nor any person acting on its behalf (excluding the Initial Purchasers) will offer or sell the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act.

         (j) For so long as any of the Securities remain outstanding, the Company will make available, upon request, to any seller or prospective purchaser designated by such seller of such Securities the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

         (k) The Company will (i) cooperate with the Initial Purchasers in their efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in The Portal Market and (ii) use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through DTC, including preparation and filing with DTC of a Letter of Representations signed by the Company and the Trustee.

         (l) The Company shall use its reasonable best efforts to do and perform, or to cause the Guarantors to do and perform, all things required or necessary to be done and performed under this Agreement by the Company or any Guarantor prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

         6. Expenses. The Company and each of the Guarantors jointly and severally agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel incurred by the Initial Purchasers relating thereto, (vi) expenses in connection with any meetings with prospective investors in the Securities, including "road show" expenses but excluding air transportation expenses, which shall be paid 50% by the Initial Purchasers and 50% by the Company, (vii) fees and expenses incurred by the Trustee and reasonable fees and expenses incurred by its counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on The Portal Market, and (ix) all fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company or any Guarantor to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by an Initial Purchaser on its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith, in which event neither the Company nor the Guarantors shall have any obligation to reimburse the Initial Purchasers for the out-of-pocket expenses of the Initial Purchasers indicated below), the Company and each of the Guarantors jointly and severally agree to promptly reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable fees, disbursements and charges of Vinson & Elkins L.L.P., counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities. Neither the Company nor any of the Guarantors shall be liable to the Initial Purchasers for loss of contemplated profits from the transactions covered by this Agreement. Other than as set forth in this Section 6, each of the parties hereto shall bear all out-of-pocket costs and expenses incurred by it.

         7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

         (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Winstead Sechrest & Minick P.C., counsel for the Company, substantially in the form set forth in Exhibit B. In rendering such opinion, Winstead Sechrest & Minick P.C. may assume that the laws of the State of New York are the same as the laws of the State of Texas and may rely, as to all matters not governed by the laws of the State of Texas, the Delaware General Corporation Law or the federal law of the United States, upon opinions of other counsel reasonably satisfactory to the Initial Purchasers. Such counsel may also state that insofar as such opinion involves factual matters, they have relied, to the extent they deemed proper, upon certificates of officers of the Company or any Guarantor and certificates of public officials.

         (b) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Vinson & Elkins L.L.P., counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may require. In rendering such opinion, Vinson & Elkins L.L.P. may rely, as to all matters not governed by the laws of the State of Texas or the State of New York, the Delaware General Corporation Law or the federal law of the United States, upon opinions of other counsel reasonably satisfactory to the Initial Purchasers. Such counsel may also state that insofar as such opinion involves factual matters, they have relied, to the extent they deemed proper, upon certificates of officers of the Company or any Guarantor and certificates of public officials.

         (c) The Initial Purchasers shall have received from Arthur Andersen LLP one or more comfort letters dated the date hereof and dated as of the closing date, in form and substance satisfactory to the Initial Purchasers.

         (d) The representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for the representations and warranties which were true and correct as of a certain specified date which shall continue to be true and correct as of such date); the statements of the Company's or any Guarantor's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; each of the Company and the Guarantors shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no development that, singly or in the aggregate, is reasonably likely to have a Material Adverse Effect.

         (e) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

         (f) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in such Final Memorandum or contemplated hereby, neither the Company nor any Subsidiary shall have incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business), that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions or contracts (written or oral) not in the ordinary course of business that are material to the business, condition (financial or other) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole; there shall not have been any adverse change in the capital stock or long-term indebtedness of the Company or any Subsidiary that is material to the business, condition (financial or other) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole; and neither the Company nor any of its Subsidiaries shall have purchased any of its outstanding capital stock (other than with respect to any Subsidiary, the purchase of capital stock owned by the Company).

         (g) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, would have a Material Adverse Effect, nor shall there have been any material adverse change, or any development which may reasonably be expected to involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole (any such event, a "Material Adverse Change"), or any event or development involving or reasonably likely to cause or result in a Material Adverse Effect (including without limitation a change in management or control of the Company), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto).

         (h) The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer, to the effect that:

                  (i) the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct in all material respects as of the date hereof and as of the Closing Date (except for the representations and warranties which were true and correct as of a certain specified date which shall continue to be true and correct as of such date), and each of the Company and the Guarantors has performed all covenants and agreements and satisfied hereunder all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                  (ii) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect;

                  (iii) since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Final Memorandum or contemplated hereby, neither the Company nor any Subsidiary has incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business), that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions or contracts (written or oral) not in the ordinary course of business that are material to the business, condition (financial or other) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole; there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary that is material to the business, condition (financial or other) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole; and neither the Company nor any of its Subsidiaries has purchased any of its outstanding capital stock (other than with respect to any Subsidiary, the purchase of capital stock owned by the Company).

                  (iv) the sale of the Securities hereunder has not been enjoined (temporarily or permanently).

         (i) On the Closing Date, the Initial Purchasers shall have received a counterpart, as executed, of the Indenture which shall have been entered into by the Company, the Guarantors and the Trustee.

         (j) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement duly executed by the Company and the Guarantors.

         (k) At the Closing Date, the Securities shall be rated at least B1 by Moody's Investors Service, Inc. and B+ by Standard & Poor's.

         (l) At the Closing Date, the Securities shall have been designated for trading on The Portal Market and cleared for settlement at DTC.

         On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Guarantors as they shall have heretofore reasonably requested from the Company.

         All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

         8. Representations and Warranties by the Initial Purchasers. Each of the Initial Purchasers represents and warrants that it has duly authorized, executed and delivered this Agreement. Each of the Initial Purchasers hereby acknowledges that the Securities have not been registered under the Act; they are being offered and sold pursuant to an exemption from registration contained in the Act based in part on such Initial Purchaser's representations contained in this Agreement, including, without limitation, the following: it has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company; it acknowledges that it must bear the economic risk of this investment indefinitely unless the Securities are registered under the Act or an exemption from registration is available; it is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Act and a qualified institutional buyer ("QIB"); it has received and read the Final Memorandum, in particular the information set forth in the sections entitled "Forward-Looking Statements," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Investor Representations," and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and other management of the Company and its Subsidiaries and ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of its investment in the Company. Each of the Initial Purchasers agrees with the Company that (a) neither it, any of its affiliates (as defined in Rule 501 under the Act) nor any person acting on its behalf has offered or sold or will offer or sell the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, or in any manner involving a public offering within the meaning of Section 4(2) of the Act and the rules and regulations promulgated thereunder, and (b) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States or to U.S. persons, persons whom such Initial Purchaser reasonably believes to be QIBs, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A under the Act, and, in each case, in transactions under Rule 144A and
(B) in the case of offers outside the United States, persons other than U.S. persons ("foreign purchaser"), which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust) in offshore transactions within the meaning of Rule 902 under the Act; provided, however, that, in the case of this clause (b), in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption "Investor Representations" contained in the Final Memorandum. Each of the Initial Purchasers acknowledges and agrees that, except as permitted by this Agreement, it will not offer, sell or deliver any Securities (i) as part of the distribution at any time or (ii) otherwise until 40 days (or such longer period as may be provided under Regulation S, as amended) after the later of the commencement of the offering of the Securities and the original issue date of the Senior Notes, within the United States or to, or for the account or benefit of, U.S. persons, and in any case only in accordance with Rule 903 under the Act, and that it will send to each dealer or other person receiving a selling concession, fee or other remuneration to which it sells Securities in reliance on Regulation S during the restricted period a confirmation or other notice setting forth the restrictions on offers and sales of the Securities within the United States or to, or for the account or benefit of, U.S. persons (terms used in this paragraph having the meanings given to them by Regulation S under the
Act). Each of the Initial Purchasers further represents, warrants and agrees that (i) it has not offered or sold, and prior to the date six months after the date of issue of the Securities, will not offer or sell, any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied, and will comply, with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom, any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on. Each of the Initial Purchasers agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States, its territories and possessions except under circumstances that will result in compliance with the provisions of Regulation S promulgated under the Act and the applicable laws of such jurisdiction, and that it will take at its own risk and expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each of the Initial

Purchasers agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with the consent of the Company. Each of the Initial Purchasers agrees to send and give a copy of the Final Memorandum (as the same may be supplemented or amended) to each purchaser of the Senior Notes at or prior to the written confirmation of the sale of the Senior Notes to such person.

         9. Indemnification and Contribution.

         (a) The Company and each of the Guarantors shall jointly and severally indemnify and hold harmless each Initial Purchaser, its officers, employees, representatives and agents and each person, if any, who controls any Initial Purchaser within the meaning of the Act or the Exchange Act (collectively the "Initial Purchaser Indemnified Parties" and, each an "Initial Purchaser Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Initial Purchaser Indemnified Party may become subject, under the Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Memorandum or in any amendment or supplement thereto or
(ii) the omission or alleged omission to state in any Memorandum or in any amendment or supplement thereto a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and shall reimburse each Initial Purchaser Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from a Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser specifically for use therein, which information the parties hereto agree is limited to that information specified as being provided by the Initial Purchasers in Section 12 hereof. This indemnity agreement is not exclusive and will be in addition to any liability that the Company and the Guarantors may otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Initial Purchaser Indemnified Parties.

         (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, each Guarantor, their respective officers, employees, representatives and agents, each of their respective directors and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act (collectively the "Company Indemnified Parties" and each a "Company Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of that Initial Purchaser specifically for use therein, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Initial Purchasers consists solely of the information identified as such in
Section 12 hereto. This indemnity agreement is not exclusive and will be in addition to any liability that the Initial Purchasers might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties.

         (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of its counsel it is advisable for such indemnified party to employ separate counsel, (iii) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party or (iv) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by RBC Dominion Securities Corporation, if the indemnified parties under this Section 9 consist of any Initial Purchaser Indemnified Party, or by the Company, if the indemnified parties under this
Section 9 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Section 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 9(d) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings.

         (d) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 9 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Final Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information

Purchasers understands that no action has been taken to permit a public offering of the Securities in any jurisdiction within or without the United States where action would be required for such purpose. Each of the Initial and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company by the Initial Purchasers for use in the Memorandum consists solely of the information identified as such in Section 12 hereof. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for purposes of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(e), no Initial Purchaser shall be required to contribute any amount in excess of the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement less the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 9(e) are several in proportion to their respective underwriting obligations and not joint.

         10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Guarantors, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or any of the Guarantors, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 11 through 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company or any Guarantor shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                  (i) either the Company or any of its Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any Material Adverse Change, or any event or development involving or reasonably likely to cause or result in a Material Adverse Effect (including without limitation a change in management or control of the Company), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

                  (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

                  (iii) a banking moratorium shall have been declared by New York or United States authorities;

                  (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of clause (A), (B) or (C) and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the private offering or the delivery of the Securities as contemplated by the Final Memorandum; or

                  (v) since the date of this Agreement any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.

         (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

         (c) If on the Closing Date one of the Initial Purchasers shall fail or refuse to purchase the Senior Notes which it has agreed to purchase hereunder on such date and the aggregate principal amount of the Senior Notes which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Senior Notes to be purchased on such date by all of the Initial Purchasers, the non-defaulting Initial Purchasers shall be obligated to purchase the Senior Notes which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date in such proportions as are indicated in Schedule I hereto; provided that in no event shall the aggregate principal amount of the Senior Notes which any Initial Purchaser has agreed to purchase pursuant to this Agreement hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of the Senior Notes without the written consent of such Initial Purchaser. If on the Closing Date an Initial Purchaser shall fail or refuse to purchase Senior Notes and the aggregate principal amount of the Senior Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Senior Notes to be purchased by all of the Initial Purchasers and arrangements satisfactory to the other Initial Purchasers and the Company for purchase of such Senior Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Initial Purchasers or the Company. In any such case which does not result in termination of this Agreement, either the non-defaulting Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

         12. Information Supplied by the Initial Purchasers. The statements concerning the Initial Purchasers set forth in paragraph 4 on page ii and paragraphs 2, 3, 5, 7 and 8 under the heading "Plan of Distribution" in the Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

         13. Notices. All communications hereunder shall be in writing in the English language and, if sent to the Initial Purchasers, shall be mailed or delivered or telecopied and confirmed in writing to RBC Dominion Securities Corporation, One Liberty Plaza, New York, New York 10016, Attention: Roger Blissett, Facsimile No. (212) 858-7000; and if sent to the Company or any of the Guarantors, shall be mailed or delivered or telecopied and confirmed in writing to it at 414 North Causeway Boulevard, Mandeville, Louisiana 70448, Attention:
Chief Financial Officer, Facsimile No. (985) 727-2006, with a copy (which shall not constitute notice to the Company) by mail or telecopy transmission to Winstead Sechrest & Minick P.C., 910 Travis, Suite 2400, Houston, Texas 77002,
Attention: Mark Eisenbraun, Facsimile No. (713) 650-2400.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the United States mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

         14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Guarantors and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Guarantors contained in Section 9 of this Agreement shall also be for the benefit of the officers, employers, representatives and agents of each Initial Purchaser and any person or persons who control such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the officers, employees, representatives and agents of the Company or any Guarantor, the respective directors of the Company and the Guarantors and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

         15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. Consent to Jurisdiction. Each of the Company and the Guarantors hereby (a) irrevocably agrees that any suit, action or proceeding against it brought by the Initial Purchasers or by any person who controls any of the Initial Purchasers, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any competent state or federal court in the State of New York sitting in the Borough of Manhattan in the City of New York and (b) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum, and irrevocably submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding.

         Nothing in this Section shall limit the right of the Initial Purchasers or any person who controls an Initial Purchaser to bring proceedings against the Company or any Guarantor in the courts of any other jurisdiction.

         17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         18. Authorization. Each of the Initial Purchasers irrevocably authorizes RBC Dominion Securities Corporation to execute and deliver the Registration Rights Agreement on its behalf.

                                      *****

                            [Signature pages follow.]

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Guarantors and the Initial Purchasers.

                                       Very truly yours,

                                       COMPANY:

                                       HORNBECK-LEEVAC MARINE SERVICES, INC.


                                       By: /s/ CHRISTIAN G. VACCARI
                                          --------------------------------------
                                       Christian G. Vaccari
                                       Chief Executive Officer

                                       GUARANTORS:

                                       HORNBECK-LEEVAC MARINE OPERATORS, INC.


                                       By: /s/ CHRISTIAN G. VACCARI
                                          --------------------------------------
                                       Christian G. Vaccari
                                       Chief Executive Officer

                                       HORNBECK OFFSHORE SERVICES, INC.


                                       By: /s/ CHRISTIAN G. VACCARI
                                          --------------------------------------
                                       Christian G. Vaccari
                                       Chief Executive Officers

                                       LEEVAC MARINE, INC.


                                       By: /s/ CHRISTIAN G. VACCARI
                                          --------------------------------------
                                       Christian G. Vaccari
                                       Chief Executive Officer

                                       ENERGY SERVICES PUERTO RICO, INC.


                                       By: /s/ CHRISTIAN G. VACCARI
                                          --------------------------------------
                                       Christian G. Vaccari
                                       Chief Executive Officer

The foregoing Agreement is hereby
confirmed and accepted in New York, New York, as of the date first above written.

RBC DOMINION SECURITIES CORPORATION



By: /s/ SHAUVIK KUNDAGRAMI
   ------------------------------------
   Shauvik Kundagrami
   Managing Director



MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED



By:
   ------------------------------------
   Alan Blackburn
   Managing Director

The foregoing Agreement is hereby
confirmed and accepted in New York, New York, as of the date first above written.

RBC DOMINION SECURITIES CORPORATION



By:
   ------------------------------------
   Shauvik Kundagrami
   Managing Director

MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED

By: /s/ JOSEPH C. GATTO
   ------------------------------------
   Joseph C. Gatto
   Vice President

                                   SCHEDULE I

                      HORNBECK-LEEVAC MARINE SERVICES, INC.


                                                                                         PRINCIPAL
                                                                                         AMOUNT OF
INITIAL PURCHASER                                                                       SENIOR NOTES
-----------------                                                                      --------------
RBC Dominion Securities Corporation ................................................   $  122,500,000
Merrill Lynch, Pierce, Fenner & Smith ..............................................       52,500,000
         Incorporated ..............................................................
                                                                                       --------------

         Total .....................................................................   $  175,000,000
                                                                                       ==============

                                    EXHIBIT A

                                  SUBSIDIARIES


SUBSIDIARIES                                            STATE OF INCORPORATION                               % OF INTEREST
------------                                            ----------------------                               -------------
LEEVAC Marine, Inc                                             Louisiana                                          100.0
Hornbeck Offshore Services, Inc.                               Delaware                                           100.0
HORNBECK-LEEVAC Marine Operators, Inc.                         Delaware                                           100.0
Energy Services Puerto Rico, Inc.                              Louisiana                                          100.0

                                    EXHIBIT B

          FORM OF OPINION OF COUNSEL FOR THE COMPANY AND THE GUARANTORS

                  Winstead Sechrest & Minick P.C. shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, to the effect set forth below:

                  (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification (except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect), and has all corporate power and authority necessary to own its properties and to conduct the businesses in which it is engaged as described in the Final Memorandum;

                  (ii) the Company has an authorized, issued and outstanding equity capitalization as set forth in the Final Memorandum;

                  (iii) each of the subsidiaries of the Company listed on Exhibit A to the Purchase Agreement (the "Designated Subsidiaries") that is a corporation is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own its properties and to conduct its business as described in the Final Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests of each Designated Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, to such counsel's knowledge, are owned by the Company, directly or through other Designated Subsidiaries, free and clear of all liens, encumbrances, other adverse claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting, other than as described in the Final Memorandum; and each Designated Subsidiary that is a partnership or limited liability company is validly existing in good standing under the laws of the jurisdiction of its organization, has power and authority to own its properties and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

                  (iv) the statements in the Final Memorandum under the headings "Description of Certain Indebtedness," "Description of the Notes" and "United States Federal Income Tax Consequences," to the extent that they constitute summaries of matters of law or legal conclusions, have been reviewed by such counsel and accurately summarize the matters described therein in all material respects; to such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 that are not described or referred to in the Final Memorandum other than those described or referred to therein, and the descriptions thereof or references thereto are correct in all material respects; and such counsel does not know of any current or pending legal or governmental actions, suits or proceedings which would be required to be described in the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 which are not described as so required;

                  (v) the Indenture conforms in all material respects with the requirements of the TIA and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

                  (vi) each of the Company and the Guarantors has all requisite corporate or similar power and authority to execute and deliver each of the Operative Documents to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby;

                  (vii) each of the Purchase Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each Guarantor;

                  (viii) the Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding agreement of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and by general equity principles, and a Texas court or a federal court sitting in Texas would recognize the choice of law of the State of New York in the Indenture as the law governing the construction and enforcement of the Indenture, the Senior Notes and the Guarantees;

                  (ix) the Senior Notes and the Guarantees have been duly and validly authorized and issued by the Company and each Guarantor, respectively, and, assuming each global certificate representing the Senior Notes has been authenticated as provided in the Indenture. The Securities constitute legally valid and binding obligations of the Company, as issuer, and each Guarantor, as guarantor, entitled to the benefits of the Indenture and enforceable against the Company, as issuer, and each Guarantor, as guarantor, in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by general equity principles;

                  (x) the Exchange Securities and the guarantees have been duly and validly authorized by the Company and each Guarantor, respectively, and, when the global certificate representing the Exchange Notes has been issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute legally valid and binding obligations of the Company, as issuer, and each Guarantor, as guarantor, entitled to the benefits of the Indenture and enforceable against the Company, as issuer, and each Guarantor, as guarantor, in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equity principles;

                  (xi) the execution, delivery and performance by the Company of each of the Operative Documents and by each Guarantor of each Operative Document to which it is a party and the consummation of the transactions contemplated by the Operative Documents do not and will not violate, conflict with or constitute or result in a breach of or a default under (or constitute an event which with notice or passage of time or both would constitute a default under) or cause an acceleration of any obligation under, or (except for the transactions contemplated thereby) result in the imposition or creation of (or the obligation to create or impose) any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), on any properties or assets of either the Company or any Subsidiary with respect to (A) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (B) the charter or bylaws (or similar organizational document) of the Company or any of its Subsidiaries, or (C) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 of the Purchase Agreement) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect;

                  (xii) the Company is not an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder; and

                  (xiii) assuming the accuracy of the representations, warranties and agreements of the Company and the Guarantors and of the Initial Purchasers contained in the Purchase Agreement, no registration of the Securities under the Act or qualification of the Indenture under the TIA is required in connection with the issuance and sale of the Securities by the Company and the Guarantors and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Memorandum.

                  Because the primary purpose of such counsel's engagement was not to establish factual matters and many of the statements in the Final Memorandum are wholly or partially non-legal in character, such counsel is not (except as aforesaid in paragraph (iv)) passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein. Such counsel has participated, however, in conferences with officers and other representatives of the Company, its independent public accountants and the Initial Purchasers at which the contents of the Final Memorandum and related matters were discussed. On the basis of the foregoing, such counsel advises you that no facts have come to its attention that would lead it to believe that the Final Memorandum, as of its date or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel expresses no view, belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, notes or schedules thereto, or other financial data or accounting information included in the Final Memorandum.